As filed with the Securities and Exchange Commission on June 18, 2008
Registration No. 333-145075

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GMH COMMUNITIES TRUST
(Exact name of Registrant as Specified in Its Charter)

Maryland	20-1181390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
(512) 732-1000
(Address, including zip code, and telephone number, including area code, of principal executive offices)
GMH COMMUNITIES TRUST NON-QUALIFIED DEFERRED COMPENSATION PLAN
(Full Title of the Plan)
William C. Bayless, Jr.
President and Chief Executive Officer
American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas 78746
(512) 732-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With copies to:
Bryan L. Goolsby
Toni Weinstein
Locke Lord Bissell & Liddell LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201
(214) 740-8000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION
SIGNATURES

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-145075) of GMH Communities Trust (the “Company”).
     On June 11, 2008, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 11, 2008 (the “Merger Agreement”), among the Company, ACC Communities, Inc., formerly known as GMH Communities, Inc. (the “Delaware Company”), GMH Communities, LP (the “GMH Operating Partnership”), American Campus Communities, Inc. (“ACC”), American Campus Communities Operating Partnership LP (the “ACC Operating Partnership”), American Campus Acquisition LLC, a wholly owned subsidiary of the ACC Operating Partnership (“REIT Merger Sub”), and American Campus Acquisition Limited Partnership LP, a wholly owned subsidiary of the ACC Operating Partnership (“Partnership Merger Sub”), REIT Merger Sub was merged with and into the Company, with the Company as the surviving entity (the “REIT Merger”). Immediately following the REIT Merger, (i) the Company was merged with and into the Delaware Company, with the Delaware Company as the surviving entity, and (ii) Partnership Merger Sub was merged with and into the GMH Operating Partnership, with the GMH Operating Partnership as the surviving entity.
     In connection with the REIT Merger, the Company hereby removes from registration all of its securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, ACC Communities, Inc. (as successor by merger to GMH Communities Trust) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 18, 2008.

ACC COMMUNITIES, INC. (as successor by merger to GMH Communities Trust)
By:	/s/ William C. Bayless, Jr.
William C. Bayless, Jr.
President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Bayless, Jr. William C. Bayless, Jr.	President (Principal Executive Officer) and Director	June 18, 2008
/s/ Brian B. Nickel Brian B. Nickel	Vice President and Secretary and Director	June 18, 2008
/s/ Jonathan A. Graf Jonathan A. Graf	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) and Director	June 18, 2008